Exhibit 99.1

GDC Announces Strategic Partnership to Expand AI Creator Community

NEW YORK, October 1, 2024 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC), and its subsidiary, AI Catalysis Corp. (“AI Catalysis”), today announced its partnership with Tuolan Network Technology Co., Ltd, (“Tuolan”), aimed at further enriching and expanding the Company’s AI Creator Community. Designed as a hub to empower creators to produce innovative AI-generated content, the Company’s AI Creator Community aims to increase the exposure of the company’s brand and technology, encouraging more people to use the Company’s technology and services.

As part of this initiative, the Company has introduced an AI Video Contest (the “Contest”) to inspire creators to explore the potential of AI in video production. The Contest invites participants from around the globe to submit their most innovative AI-generated videos, short films, and advertising content. This initiative is set to push the boundaries of creativity and technology, offering participants a platform to demonstrate how AI can transform storytelling and digital media. Winners and their works will be showcased on the official AI Catalysis website. Prizes (e.g., First Place: $3,000) and special awards (e.g., Most Popular Award) will be granted to the selected winners, with some winners having opportunities to participate in the Company’s future projects.

To amplify the reach and impact of the Contest, Tuolan will leverage its expertise in TikTok operations, promoting the Contest across its extensive social media channels and networks. This collaboration ensures that the Contest garners significant visibility and attracts a diverse range of talented creators.

In addition to the Contest, AI Catalysis and Tuolan will offer a series of courses designed to help AI creators enhance their skills. These courses will cover key areas such as advanced AI video production techniques, strategies for engaging TikTok audiences, and best practices for leveraging AI tools in creative projects. Tuolan’s extensive experience in AI video production and TikTok content creation will be instrumental in delivering these courses, providing creators with the skills and knowledge needed to excel in a rapidly evolving industry.

“Our AI Creator Community is dedicated to engage and support creators worldwide.” said Mr. Xiaojian Wang, Chairman and Chief Executive Officer of the Company. “This partnership represents a significant opportunity to enhance the capabilities of creators. By combining our resources, we aim to provide creators with valuable opportunities to showcase their talents and expand their knowledge through targeted educational programs.”

For more information about the AI Video Contest, please visit the website at https://aicatalysis.com/ai-advertising/ai-video-contest/

About GD Culture Group Limited

GD Culture Group Limited (the “Company”) (Nasdaq: GDC), is a Nevada company currently conducting business mainly through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”) and Shanghai Xianzhui Technology Co, Ltd. The company plans to enter into the livestreaming market with focus on e-commerce and livestreaming interactive games through its wholly owned U.S. subsidiary, AI Catalysis, a Nevada corporation incorporated in May 2023. The Company’s main businesses include AI-driven digital human technology, live-streaming e-commerce business and live streaming interactive game. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

For investor and media inquiries, please contact:

Ascent Investor Relations LLC
Tina Xiao
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Email: investors@ascent-ir.com